U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM 10/A
                               (Amendment No. 2)

                 GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                                EZJR, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Nevada                          20-0667864
      ----------------------------------    ----------------------
      (State or other jurisdiction of        (I.R.S. Employer
       incorporation or organization)        Identification No.)

             2235 E. Flamingo, Suite 114, Las Vegas, NV  89119
            -----------------------------------------------------
             (Address of principal executive offices)(Zip Code)
         Issuer's telephone number, including area code: (702) 631-4251

                                  Copies to:
                             Thomas C. Cook, Esq.
                          500 N. Rainbow, Suite 300
                             Las Vegas, NV  89107
                       Telephone Number: (702) 221-1925
                       Facsimile Number: (702) 221-1963

     Securities to be registered under Section 12(b) of the Act:  None
     -----------------------------------------------------------------

Securities to be registered under section 12(g) of the Act:

     Title of Each Class               Name on each exchange on which
     to be registered                  each class is to be registered
     ---------------------             ------------------------------
  Common Stock, $0.001                      OTC-Bulletin Board

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

         [ ] Large accelerated filer      [ ] Accelerated filer
         [ ] Non-accelerated filer        [X] Smaller reporting company

                                 EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the "Registrant," the "Company," "we," "our" or "us" means EZJR, Inc. Our principal place of business is located at 2235 E. Flamingo, Suite 114, Las Vegas, NV 89119. Our telephone number is (702) 631-4251.


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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ITEM 1. BUSINESS..............................................................3

ITEM 1A. RISK FACTORS........................................................10

ITEM 2. FINANCIAL INFORMATION................................................22

ITEM 3. PROPERTIES...........................................................24

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......24

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.....................................26

ITEM 6. EXECUTIVE COMPENSATION...............................................28

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
        AND DIRECTOR INDEPENDENCE............................................29

ITEM 8. LEGAL PROCEEDINGS....................................................30

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
        COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                        30

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.............................31

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.............31

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................32

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.........................32

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
         AND FINANCIAL DISCLOSURE............................................33

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS...................................34

SIGNATURES...................................................................35


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

                            FORWARD LOOKING STATEMENTS

Except for statements of historical fact, some information in this document contains "forward-looking statements" that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," "would" or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this registration statement because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed in the sections captioned "Risk Factors" and "Description of Business," as well as other cautionary language in this registration statement and events in the future may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors or other future events could have a material adverse effect on our business, results of operations and financial position. Since our common stock is considered a "penny stock" we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

Item 1. Business.

Business History

EZJR, Inc, ("we", "us", "our", the "Company" or the "Registrant") was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation ("IVP"). The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., a Nevada corporation. The Company is a developmental medical device company which plans to produce medical devices, utilizing the outside contract manufacturing facilities.

On July 25, 2008, EZJR, Inc., a Nevada corporation and IVPSA Corporation, entered into an Acquisition Agreement and Plan of Merger whereby IVP acquired all of the outstanding stock of EZJR, Inc. from its sole stockholder in an exchange for $4,000 cash in a transaction where IVP was the successor
corporation.   The original EZJR, Inc., was incorporated in Nevada on
December 30, 2005. Upon the merger of the two entities, IVP changed its corporate name to EZJR, Inc. The business plan of the original EZJR was to find a merger candidate or business acquisition transaction to take over its fully reporting requirements. This was the purpose of the acquisition.
Since we did not issue securities to the security holders of the target in the acquisition, the purpose of the acquisition was not achieved. Therefore, we are filing this Form 10 to register our Company.

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


Business of Issuer

EZJR, Inc. is a development stage medical device company which plans to produce medical devices, utilizing the services contract manufacturing facilities. The Company does not have the resources to conduct any required clinical trials to obtain FDA approval. Therefore, EZJR plans to outsource this task to third parties who have the facilities to conduct any required clinical trials. The Company also plans to subcontract the manufacturing and production process of any future medical device to a FDA approved contract manufacturing facility which can produce sterile medical devices under Good Manufacturing Practices. The Company plans to distribute its product(s) into the marketplace through medical supply wholesalers, hospitals and health maintenance organizations.


Exclusive Option Agreement
--------------------------

We entered into an "Exclusive Option Agreement" with the Cleveland Clinic, Cleveland, Ohio, on March 15, 2007 to investigate and conduct due diligence with respect to the commercial viability of the licensable technology prior to executing a formal License Agreement. The technology consists of a central line catheter with the ability to access the jugular bulb. The jugular bulb is part of the internal jugular vein that collects the blood from the brain, from the superficial parts of the face, and from the neck. This catheter was invented by a physician at the Cleveland Clinic. The Company paid the Cleveland Clinic, a nonrefundable fee of $46,000 for this exclusive option agreement. The agreement terminated in March, 2009. EZJR has not renewed this option agreement or entered into any licensing agreement with the Cleveland Clinic. EZJR has been unable to find a contract manufacturer who can handle the technical design of this proposed catheter.


Central line catheter product
-----------------------------

Most patients in the neuro critical care setting as well as patients undergoing neurovascular procedures receive a central line catheter. Jugular bulb oxygen saturation monitoring is a well established method used in neurosurgical intensive care, particularly in context of head injury.
Jugular Bulb Saturation measures the efficiency of oxygen use by the brain.

Currently, catheters for measuring jugular venous oxygen saturation are inserted into the jugular vein in a cephalad (toward the head) direction, with an catheter accessing the jugular bulb. The cephalad method is complex, time-consuming and could lead to complications. Traditionally, anesthesiologists and critical care physicians use caudad (toward the feet) catheter insertion to access the central venous system. The fear of complications with introducing a catheter towards the brain has discouraged the clinicians in using this monitoring method.

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A potential benefit that might be achieved after the development of this catheter will provide anesthesiologists a method for double catheterization (inserting both caudad and cephalad catheters) all within one catheter. In other words, this design provides for one catheter to monitor a patient's vital signs, as compared to using two catheters for the same meansurements.

This proposed catheter will give access to the blood exiting the brain, which can help the anesthesiologist monitor brain metabolism and its byproducts. Such information is important to neuro-critical care units and intracranial vascular surgical procedures. This method has also been suggested for monitoring the brain in cardiac surgical procedures.


Prototype Development
---------------------

EZJR has yet to find a contract manufacturer who can build a working prototype of this catheter. In order to continue with this project, EZJR needs a working prototype that can be readily duplicated by a contract manufacturer at a reasonable price. In November, 2007, EZJR signed a purchase order with Interplex Medical LLC of Midford, OH, to help the Company develop this working prototype. The terms of the purchase order require that EZJR pays up to $25,000 for the development of a prototype catheter. We are up-to-date in paying Interplex for their services, and we do not owe them any monies. Their bill has been paid by the officer of the Company, who will not seek reimbursement for monies spent to take with Interplex. He has agreed to continue to fund this project, without seeking reimbursement from the Company, to a point where we have identified engineers on an economical basis. At that point, we will need to seek outside funding to produce and
obtain FDA approval to market the catheter.   To date, the Interplex
engineers were unable to successfully build this prototype. If a working prototype cannot be built, there would be no reason to proceed in attempting to bring this medical device to the market.

The difficulty in building a double catheterization prototype of this catheter rests in its design. It is a catheter within a catheter. The catheter inside the larger catheter must make a 180 degree turn without crimping its opening to serve its purpose. In other words, blood must be able to pass within the inner catheter without any blockage, after the inner catheter has made a 180 turn. We have been unable to produce a working catheter which successfully meets these design specifications.

Existing or Probable Government Regulations
-------------------------------------------

All medical devices require certification from the U.S. Food and Drug Administration, "FDA", before entering distribution. The certification process is intended to assure that the products are safe and effective.

Under the Federal Food, Drug and Cosmetic Act, known as the FD&C Act, manufacturers of medical products and devices must comply with certain regulations governing the design, testing, manufacturing, packaging, servicing and marketing of medical products.

The FDA generally must clear the commercial sale of new medical devices. Commercial sales of medical devices within the United States must be preceded by either a pre-market notification filing pursuant to Section 510(k) of the FD&C Act or the granting of a pre-market approval ("PMA"). A 510(k) pre-market notification filing must contain information establishing that the device to be sold is substantially equivalent to a device commercially distributed prior to May 28, 1976.

The PMA procedure involves a complex and lengthy testing and review process by the FDA and may require several years to obtain. The FDA will grant a PMA only if after evaluating clinical data it finds that the safety and effectiveness of the product has been sufficiently demonstrated. This approval may restrict the number of devices distributed or require additional patient follow-up for an indefinite period of time.

Medical Device Approval Process. Medical devices are regulated by the FDA according to their classification. The FDA classifies a medical device into one of three categories based on the device's risk and what is known about the device. The three categories are as follows:

     o Class I devices are generally lower risk products for which sufficient information exists establishing that general regulatory controls provide reasonable assurance of safety and effectiveness. Most class I devices are exempt from the requirement for premarket notification. FDA clearance of a premarket notification is necessary prior to marketing a non-exempt class I device in the United States.

     o Class II devices are devices for which general regulatory controls are insufficient to provide a reasonable assurance of safety and effectiveness and for which there is sufficient information to establish special controls, such as guidance documents or performance standards, to provide a reasonable assurance of safety and effectiveness.

     o Class III devices are devices for which there is insufficient information demonstrating that general and special controls will provide a reasonable assurance of safety and effectiveness and which are life-sustaining, life-supporting or implantable devices, or devices posing substantial risk. Unless a device is a preamendments device that is not subject to a regulation requiring a Premarket Approval ("PMA"), the FDA generally must approve a PMA prior to the marketing of a class III device in the United States.

Management believes our potential catheter will be classified as a "Class-II" device, since it involves, a surgical procedure, performed by anesthesiologists to utilize. The PMA process is expensive and uncertain. A PMA must be supported by valid scientific evidence which typically includes extensive data, including pre-clinical data and clinical data from well-controlled or partially controlled clinical trials, to demonstrate the safety and effectiveness of the device.

Product and manufacturing and controls specifications and information must also be provided. Obtaining approval can take several years and approval may be conditioned on, among other things, the conduct of post-market clinical studies.

Any subsequent change to an approved PMA that affects the safety or effectiveness of the device will require approval of a supplemental PMA. We cannot be sure that approval of a PMA or PMA supplement will be granted on a timely basis, if at all, or that the FDA's approval process will not involve costs and delays that will adversely affect our ability to commercialize our products.

Whether or not a product is required to be approved before marketing, we must comply with strict FDA requirements applicable to devices, including quality system requirements pertaining to all aspects of our product design and manufacturing process, such as requirements for packaging, labeling, record keeping, including complaint files, and corrective and preventive action related to product or process deficiencies. The FDA enforces its quality system requirements through periodic inspections of medical device manufacturing facilities. In addition, Medical Device Reports must be submitted to the FDA to report an event or information that reasonably suggests that a device may have caused or contributed to a death or serious injury; or has malfunctioned and that the device or a similar device marketed by the same manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Similar to adverse event reports applicable to drugs, medical device reports can result in agency action such as inspections, recalls, and patient/physician notifications, and are often the basis for agency enforcement actions. Because the reports are publicly available, they can also become the basis for private tort suits, including class actions.

Labeling and Advertising. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our biologics and medical devices will be limited to those specified in an FDA approval and claims exceeding those that are approved will constitute a violation of the Federal Food, Drug, and Cosmetics Act. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act, or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, premarket approval withdrawal, seizure of products, fines, injunctions, and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us.


EZJR Funding Requirements
-------------------------

EZJR does not have the required capital or funding to complete this initial project. Management anticipates EZJR will require at least $500,000 to complete to perform the required FDA studies and produce inventory. The Company has yet to source this funding.

The Company has been seeking funding from a number of sources, but has yet to secure any funding, especially during this current economic downturn. Management continues to seek different funding sources in order to initiate its business plan. The downturn in the economy has limited our sources of financing. Management continues to seek financing with no success. If the Company is unable to obtain capital to finance its plan of operations or identify alternative capital, it may need to curtail, limit or cease our existing operations.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization of expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Competition
-----------

The medical device industry is highly competitive. Factors contributing to the industry's increasingly competitive market include regulatory changes, product substitution, technological advances, and the entrance of new competitors.

Most all of EZJR's competitors have significantly greater financial, marketing, other resources, and larger customer bases than EZJR has and are more financially leveraged. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and adapt more aggressive pricing policies. All of which may contribute to intensifying competition and may affect EZJR's future revenue growth.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions
---------------------------------------------------------------------

We currently have no pending or provisional patents or trademark applications.


Research and Development Activities and Costs
---------------------------------------------

The majority of EZJR expenses involved the costs related to the research and development of the central line catheter. These costs included entering into two option contracts ($46,000), with the Cleveland Clinic, and paying for catheter development costs (approximately $17,000).


Compliance With Environmental Laws
----------------------------------

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that impact issues specific to our business. In our industry, environmental laws are anticipated to apply directly to the owners and operators of companies. They do not apply to companies or individuals providing consulting services, unless they have been engaged to consult on environmental matters. We are not planning to provide environmental consulting services.

Employees
---------

We have no employees at the present time. Our sole officer and director is responsible for all planning, developing and operational duties and will continue to do so throughout the early stages of our growth.

He devotes 5-10 hours per week of his time to EZJR's business. All functions including development, strategy, negotiations and clerical work is being provided by the sole officer/director on a voluntary basis, without compensation.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue from our operations. Our officer and director is planning to do whatever work is required until our business to the point of having positive cash flow. We do not expect to hire any employees during through 2010.

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves a high degree of risk.

1. SINCE EZJR IS A DEVELOPMENT STAGE MEDICAL DEVICE COMPANY, EZJR HAS GENERATED NO REVENUES, AND THERE ARE NO ASSURANCES THAT ITS BUSINESS PLAN WILL BE SUCCESSFUL.

EZJR expects to incur operating losses in future periods as EZJR incurs significant expenses associated with the initial startup of its business. Further, there are no assurances that EZJR will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of EZJR's business or force the Company to seek additional capital through loans or additional sales of the Company's equity securities to continue business operations, which would dilute the value of any shares owned by the Company's shareholders.


2. IF EZJR'S BUSINESS PLAN IS NOT SUCCESSFUL, EZJR MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND ITS STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN EZJR.

As discussed in the Notes to the Financial Statements included in this Current Report, at September 30, 2009, EZJR had no working capital and total liabilities of $2,480. EZJR had a net loss of approximately $(79,881)from its inception to September 30, 2009.

These factors raise substantial doubt that EZJR will be able to continue operations as a going concern, and EZJR's independent auditors included an explanatory paragraph regarding this uncertainty in their report on the financial statements for the period from inception to September 30, 2009. EZJR's ability to continue as a going concern is dependent upon generating cash flow sufficient to fund operations and reducing operating expenses. EZJR's business plan may not be successful in addressing these issues. If EZJR cannot continue as a going concern, its stockholders may lose their entire investment in EZJR.

3.  EZJR EXPECTS LOSSES IN THE FUTURE BECAUSE EZJR HAS NO REVENUE.

EZJR has generated no revenues, management expects losses over the next twelve (12) months since there are no revenues to offset the expenses associated in executing EZJR's business plan. EZJR cannot guarantee that it will ever be successful in generating revenues in the future. EZJR recognizes that if the Company is unable to generate revenues, it will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and EZJR can provide selling shareholders with no assurance that it will generate any operating revenues or ever achieve profitable operations.


4. SINCE EZJR'S OFFICER DOES NOT DEVOTE HIS FULL TIME TO THE COMPANY, HIS OTHER ACTIVITIES COULD SLOW DOWN EZJR'S OPERATIONS.

T J Jesky, the sole officer of EZJR does not devote all of his time to the Company's operations. He is semi-retired and devotes his time to his family
and personal activities.   Therefore, it is possible that a conflict of
interest with regard to his time may arise based on his involvement in other activities. His other activities will prevent him from devoting full-time to EZJR's operations which could slow EZJR's operations and may reduce its financial results because of the slow down in operations.

The President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Jesky. Mr. Jesky was the former President of Eaton Laboratories, the Company that spun off IVPSA Corporation. Eaton Laboratories was founded in February, 2000 and was acquired by Hydrogen Hybrid Technologies in March, 2007. From its inception to the time of its acquisition, Eaton Laboratories did not produce any revenues. Mr. Jesky intends to limit his role in his other activities and devote more of his time to EZJR after the Company attains a sufficient level of revenue and is able to provide sufficient officers' salaries per its business plan. In the event he is unable to fulfill any aspect of his duties to the company, EZJR may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business. If Mr. Jesky began working on other projects it could take away from the time he currently spends working on our business affairs and could create a potential conflict of interest. EZJR has not formulated a plan to resolve any possible conflict of interest with his other business activities. We do not have any employment agreements Mr. Jesky, which means he is not obligated to continue to work for the Company and can resign his position whenever he is inclined to do so.

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

5. EZJR'S SOLE OFFICER, MR. T J JESKY, HAS NO PRIOR EXPERIENCE IN RUNNING A MEDICAL DEVICE COMPANY.

EZJR's sole executive officer has no experience in operating a medical device company. Mr. Jesky did serve as President of Eaton Laboratories from February 2, 2000 (inception) until March 2007. Due to his lack of experience in running a medical device company, the executive officer may make wrong decisions and choices regarding key decisions on behalf of the Company. Consequently, EZJR may suffer irreparable harm due to management's lack of experience in this industry.


6. IF EZJR IS UNABLE TO OBTAIN ADDITIONAL FUNDING, ITS BUSINESS OPERATIONS WILL BE HARMED. EVEN IF EZJR DOES OBTAIN ADDITIONAL FINANCING ITS THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

As of September 30, 2009, EZJR had no working cash nor equivalents. EZJR needs at least five hundred dollars ($500,000) in order to obtain FDA (Food and Drug Administration) approval to market its potential medical device. EZJR determined that $500,000 is needed for: 1) engineering design and specifications of the medical device; 2) production of the medical device;
3) FDA application process; 4) conducting the necessary FDA studies; and
5) producing a working inventory of the medical device.

The company has yet to find sourcing for this endeavor. The Company has initial plans to develop a catheter medical device. The regulatory requirements of the FDA will be capital intensive, this project will also require a larger working capital basis to maintain adequate inventories of the approved product. This need for additional funds will be derived from future stock offerings. These future offerings could significantly dilute the value of any previous investor's investment. If and when FDA approval can be obtained for this product, the Company will be required to produce product for distribution. The company anticipates that its budge for $500,000 will include retail inventory of the medical device.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

7. EZJR MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET ITS OBLIGATIONS AND FUND ITS OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet EZJR's obligations and develop and sustain its operations could result in reducing or ceasing EZJR's operations. Additionally, even if EZJR does raise sufficient capital and generate revenues to support its operating expenses, there can be no assurances that the revenue will be sufficient to enable EZJR to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about EZJR's ability to continue as a going concern. EZJR's independent auditors currently included an explanatory paragraph in their report on the financial statements regarding concerns about EZJR's ability to continue as a going concern.

8. EZJR MAY NOT BE ABLE TO COMPETE WITH LARGER MEDICAL DEVICE COMPANIES, THE MAJORITY OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN EZJR DOES.

The Company has no way of knowing that other companies may be working on bringing the same medical device into the market. And, there is no way to know if someone else has submitted similar paperwork beforehand. Therefore, there is always a possibility that similar medical device may enter the market before EZJR's licensed product.

Many of the Company's competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved better recognition for their brand names for product lines or certain products than the Company. There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.

9. IF EZJR RECEIVES REGULATORY APPROVAL EZJR WILL ALSO BE SUBJECT TO ONGOING FDA OBLIGATION AND CONTINUED REGULATORY REVIEW.

Any regulatory approvals that EZJR receives for its products may also be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition EZJR or its third party manufacturers may be required to undergo a pre-approval inspection of manufacturing facilities by the FDA and foreign authorities before obtaining marketing approval and will be subject to periodic inspection by the FDA and corresponding foreign regulatory authorities under reciprocal agreements with the FDA. Such inspections may result in compliance issues that could prevent or delay marketing approval or require the expenditure of money or other resources to correct noncompliance.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, EZJR's collaborators, or EZJR, including requiring withdrawal of the product from the market. EZJR's product candidates will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping, and submission of safety and other post-market information on the drug. If EZJR's product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

     o    issue warning letters;
     o    impose civil or criminal penalties;
     o    withdraw regulatory approval;
     o    suspend any ongoing clinical trials;
     o refuse to approve pending applications or supplements to approved applications filed by EZJR or EZJR's collaborators;
     o impose restrictions on operations, including costly new manufacturing requirements; or
     o    seize or detain products or require a product recall.

If EZJR fails to comply with applicable domestic regulatory requirements, EZJR may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

10. EZJR FACES THE RISK OF NOT BEING ABLE TO COMPLY WITH EACH OF THE STEPS IN THE FDA PRE-MARKETING APPROVAL PROCESS.

If EZJR is successful in raising the required funds to develop its first medical device, there are no assurances that the Company can comply with the required steps in the FDA pre-marketing approval process. This includes compiling studies accepted by FDA to their satisfaction. Failure to do so, would result in compiling new studies at an added expense to the Company.
The Company may not have the required funds to repeat FDA compliance studies. This would mean EZJR would either need to seek more funding or close its business operations.

11.  THE FDA APPROVAL PROCESS CAN BE VERY LENGTHY AND UNCERTAIN

Upon the completion of the required testing, analysis of the testing, and producing an actual manufacturing lot of the product, the Company will be ready to submit an Application to the FDA for their review and comment. EZJR expects this process could take eleven months after EZJR obtains funding, just to produce the required data for a Submission Application. Once the Application is received by the FDA, they have 180 days to respond to an Application. At that time, based on the data provide, they will most likely comment on the Application in that they will require clarification or more data. The Company expects the FDA approval process to last an undeterminable amount of time and possibly years prior to an approval. If the FDA requires additional data following the review of EZJR's Application, this will require additional expense and loss of time to bring its product to the market. There exists an uncertainty on how long the actual FDA approval process will taken, as they may require additional information. This uncertainty can adversely effect when EZJR can bring the final product to the marketplace.


12. TO BE SUCCESSFUL, MEDICAL DEVICE(S) MUST BE ACCEPTED BY HEALTH CARE PROFESSIONALS, WHO CAN BE VERY SLOW TO ADOPT OR UNRECEPTIVE TO NEW TECHNOLOGIES AND PRODUCTS.

EZJR's future medical devices, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide to not accept and utilize these products. The product candidates that EZJR is attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major medical device companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

     o the establishment and demonstration to the medical community of the clinical efficacy and safety of EZJR's product candidates;

     o the ability to create products that are superior to alternatives currently on the market, including in terms of pricing and cost-effectiveness, relative convenience, and ease of administration;

     o    the prevalence and severity of adverse side effects; and

     o the ability to establish in the medical community the potential advantage of EZJR's medical device over alternative medical devices.

If the health care community does not accept EZJR's products for any of the foregoing reasons, EZJR's revenues from the sale of any approved product would be significantly reduced.

13. IF EZJR IS UNABLE TO OBTAIN AND MAINTAIN PATENT AND OTHER INTELLECTUAL PROPERTY OWNERSHIP RIGHTS RELATING TO THE DEVELOPMENT MEDICAL DEVICES, THEN THE COMPANY MAY NOT BE ABLE TO SELL ANY MEDICAL DEVICES, WHICH WOULD HAVE A MATERIAL ADVERSE IMPACT ON EZJR'S RESULTS OF OPERATIONS AND THE PRICE OF THE COMPANY'S COMMON STOCK.

EZJR currently does not own any right, title or interest in any patent application for any medical device. If in the future EZJR does file a patent application, there are no assurances that it will not be successfully challenged or circumvented by competitors or others. EZJR has no assurance that the United States Patent and Trademark Office will issue the Patent or that the scope of any claims granted in an issued patent will provide broad protection or a competitive advantage to us. If the Patent fails to issue in sufficient scope or at all, or if the patent issues but EZJR fails to maintain and enforce EZJR's rights in the issued patent, or if EZJR fails to maintain and protect its rights in other intellectual property, including know-how, trade secrets and trademarks, such failures, individually and in the aggregate, could have a material adverse effect upon EZJR's business prospects, financial condition and results of operations. If such patents issue, they will be presumed valid, but there is no assurance that they will not be successfully challenged or circumvented by competitors or others.

EZJR also relies upon trade secrets and other unpatented proprietary technology. No assurance can be given that the Company can meaningfully protect its rights with regard to such unpatented proprietary technology or that competitors will not duplicate or independently develop substantially equivalent technology.

14. THE REIMBURSEMENT STATUS OF NEWLY APPROVED HEALTHCARE PRODUCTS AND TREATMENTS IS NO ESTABLISHED AND FAILURE TO OBTAIN ADEQUATE REIMBURSEMENT COULD LIMIT EZJR'S ABILITY TO MARKET ANY PRODUCTS THE COMPANY MAY DEVELOP.

EZJR's ability to commercialize its product candidates in domestic markets successfully will depend in part on the extent to which governmental authorities, private health insurers, managed care programs, and other organizations establish appropriate coverage and reimbursement levels for the cost of EZJR's products and related treatments. There is significant uncertainty related to the reimbursement of newly approved medical devices. Third party payors are increasingly attempting to contain healthcare costs and challenging the prices charged for medical products and services, both by limiting coverage and by reducing the level of reimbursement for medical devices. For example, the trend toward managed health care in the United States, which could significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for the product candidates or exclusion of any product candidates from coverage and reimbursement programs. If third parties fail to provide adequate reimbursement for EZJR's products, consumers and health care providers may choose not to use EZJR's products, which could significantly reduce EZJR's revenues from the sale of any approved product and prevent EZJR from realizing an acceptable return on the Company's investment in product development.

15. EZJR HAS NO COMMERCIAL PRODUCTION CAPABILITY AND EZJR MAY ENCOUNTER PRODUCTION PROBLEMS OR DELAYS, WHICH COULD RESULT IN LOWER REVENUES.

To date, EZJR has not produced any products. To achieve anticipated customer demand levels EZJR will need to find suppliers who can contract manufacturer the products for the Company and provide the Company with adequate levels of inventory. EZJR's contract manufacturers may not be able to maintain acceptable quality standards. If EZJR cannot achieve the required level and quality of production, the Company may need to outsource production or rely on licensing and other arrangements with third parties. EZJR may not be able to successfully outsource its production or enter into licensing or other arrangements under acceptable terms with these third parties, which could adversely affect its business. EZJR's inability to identify potential manufacturers, or to enter into or maintain agreements with them on acceptable terms, could delay or prevent the commercialization of its products, which would adversely affect its ability to generate revenues and could prevent the Company from achieving or maintaining profitability. In addition reliance on third-party manufacturers could reduce EZJR's gross margins and expose the Company to the risks inherent in relying on others. EZJR may also encounter problems with production yields, shortages of qualified personnel, production costs, and the development of advanced manufacturing techniques and process controls.


16. EZJR WILL BE REQUIRED TO COMPLY WITH GOOD MANUFACTURING REQUIREMENTS, AND ITS FAILURE TO DO SO MAY SUBJECT THE COMPANY TO FINES AND OTHER PENALTIES.

EZJR, or its other third party manufacturers of its products must comply with current good manufacturing practice, or cGMP, requirements demanded by customers and enforced by the FDA through its facilities inspection program.

These requirements include quality control, quality assurance, and the maintenance of records and documentation. EZJR, its collaborators, or other third party manufacturers of EZJR's products may be unable to comply with these cGMP requirements and with other FDA, state, and foreign regulatory requirements. These requirements may change over time and EZJR, or third party manufacturers, may be unable to comply with the revised requirements.
A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any quantities supplied by third-parties is compromised due to their failure to adhere to applicable laws or for other reasons, EZJR may not be able to obtain regulatory approval for, or successfully commercialize, product candidates that the Company may develop.

17. EZJR MAY INCUR SUBSTANTIAL LIABILITIES FROM ANY PRODUCT LIABILITY CLAIMS, INCLUDING CLAIMS MADE AGAINST THIRD PARTIES EZJR HAS AGREED TO INDEMNIFY.

EZJR faces an inherent risk of product liability exposure related to the testing of its product candidates in human clinical trials, and will face an even greater risk if the Company sells its product candidates commercially. An individual may bring a liability claim against the Company if one of its product candidates causes, or merely appears to have caused, an adverse effect or injury. These risks will exist even for products developed that may be cleared for commercial sale. If EZJR cannot successfully defend itself against any product liability claims, EZJR may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in any one or a combination of the following:

     o    injury to EZJR's reputation;

     o    withdrawal of clinical trial participants;

     o    costs of related litigation;

     o    substantial monetary awards to patients or other claimants;

     o    decreased demand for EZJR's product candidates;

     o    loss of revenues; and

     o    the inability to commercialize EZJR's product candidates.

EZJR intends to secure limited product liability insurance coverage, but the Company may not be able to obtain such insurance on acceptable terms with adequate coverage, or at reasonable or affordable costs. The amount of insurance coverage EZJR obtains may not be adequate to protect the Company from all liabilities. EZJR may not have sufficient resources to pay for any liabilities resulting from a claim beyond the limit of, or excluded from, its insurance coverage.

18. EZJR'S SOLE OFFICER/DIRECTOR AND LARGEST SHAREHOLDER OWN A CONTROLLING INTEREST IN EZJR'S VOTING STOCK AND SELLING SHAREHOLDERS WILL NOT HAVE ANY VOICE IN THE COMPANY'S MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO EZJR'S GENERAL SHAREHOLDERS.

EZJR's sole officer/director and its second largest stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 68.9% of EZJR's outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to EZJR's stockholders for approval including:

a) election of EZJR's board of directors;

b) removal of any of EZJR's directors;

c) amendment of EZJR's Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by EZJR's director and executive officer could affect the market price of its common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of shareholder investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of EZJR, which in turn could reduce the stock price or prevent the stockholders from realizing a premium over the stock price.

19. HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL THAT CHANGE OF CONTROL OR THE FOCUS OF THE COMPANY CAN TAKE PLACE WITHOUT THEIR VOTE.

Certain types of transactions may be entered into solely by Board of
Directors approval without stockholder ratification.   EZJR's sole
officer/director and its second largest stockholder, together beneficially own approximately or have the right to vote approximately 68.9% of EZJR's outstanding common stock. Under Nevada law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a reorganization, minority stockholders would not be given the opportunity to vote on the issue. Non-affiliated shareholders will be less likely to be given an opportunity to vote upon any type of acquisition or reorganization. The affiliated shareholders of EZJR have a relevant history of engaging in the type of transactions that generate this risk. For example, they spun-off the original Company of EZJR, formerly called IVPSA from Eaton Laboratories; Eaton Laboratories itself was acquired by Hydrogen Hybrid Technologies; they spun-off Basic Services from Eaton Laboratories, which later was acquired by Adrenalina; and, Generic Marketing Services was spun-off of Basic Services. Each spin-off took place without a non-affiliated shareholder vote.

                     RISKS RELATING TO EZJR'S COMMON SHARES
                     -------------------------------------

20. EZJR MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE SELLING SHAREHOLDERS' PERCENT OF OWNERSHIP AND MAY DILUTE EZJR'S SHARE VALUE.

The future issuance of common stock may result in substantial dilution in the percentage of EZJR's common stock held by EZJR's then existing shareholders. EZJR may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by EZJR's selling shareholders, and might have an adverse effect on any trading market for EZJR's common stock.


21. EZJR'S COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN EZJR'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN EZJR'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN EZJR'S STOCK.

The U. S. Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for selling shareholders to dispose of EZJR's Common shares and cause a decline in the market value of EZJR's stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


22. ALTHOUGH OUR STOCK IS LISTED ON THE OTC-BB, A TRADING MARKET HAS NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no active trading market in our securities and there are no assurances that a market may develop or, if developed, may not be sustained. If no market is ever developed for our common stock, it will be difficult for you to sell any shares in our Company. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.


23. BECAUSE EZJR DOES NOT INTEND TO PAY ANY CASH DIVIDENDS ON ITS COMMON STOCK, THE COMPANY'S STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

EZJR intends to retain any future earnings to finance the development and expansion of its business. EZJR does not anticipate paying any cash dividends on its common stock in the foreseeable future. Unless EZJR pays dividends, its stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


24. EZJR MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT SHAREHOLDER RIGHTS AS HOLDERS OF THE COMPANY'S COMMON STOCK.

EZJR's articles of incorporation authorize the Company to issue up to 5,000,000 shares of preferred stock. Accordingly, the board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to its assets upon liquidation, the right to receive dividends before dividends are declared to holders of EZJR's common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that EZJR does issue such additional shares of preferred stock, the shareholders rights as holders of common stock could be impaired thereby, including, without limitation, dilution of shareholder ownership interests in EZJR. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in the best interest as holders of common stock.

Item 2. Financial Information.

Management's Discussion and Analysis of Financial Condition and Results of Operations.


Overview of Current Operations
------------------------------

EZJR, Inc., was organized by the filing of Articles of Incorporation with the Secretary of State of the State of Nevada on December 30, 2005.

EZJR, Inc. is a development stage medical device company which plans to produce medical devices, utilizing the services contract manufacturing facilities. EZJR does not have the resources to conduct any required clinical trials to obtain FDA approval. Therefore, EZJR plans to outsource this task to third parties who have the facilities to conduct any required clinical trials. EZJR also plans to subcontract the manufacturing and production process of any future medical device to a FDA approved contract manufacturing facility which can produce sterile medical devices under Good Manufacturing Practices. The company plans to distribute its product(s) into the marketplace through medical supply wholesalers, hospitals and health maintenance organizations.

For the past two years, we have been working with the Cleveland Clinic, Interplex Medical LLC and Rafi Avitsian, M.D. anesthesiologist, the inventor physician. We have been working as team, and the team recognizes that the design of the catheter we are trying to develop is very difficult to replicate on an economical basis. It is a catheter within a catheter. The catheter inside the larger catheter must make a 180 degree turn without crimping its opening to serve its purpose. We signed an exclusive option agreement with the Cleveland which expired in March, 2009. The team recognizes that until we can find a solution to resolve this inner-catheter dilemma it might not be prudent to pay for another extension of the Exclusive Option Agreement, for something that may not materialize. If we could resolve this design issue, we believe it might be worth paying for another extension. All parties on the team would like to find an economic solution to this design problem.

In the last twelve months, we have searched, without success, for other engineering firms that can design this catheter to be mass produced on an economical basis. If we cannot find a contract manufacturer who cannot overcome the problems we face with the technical design of the proposed catheter, we would need to abandon this project. At that time, we would either seek another medical device opportunity or seek other opportunities for the Company.

Results of Operations for the quarter ended September 30, 2009
--------------------------------------------------------------

We earned no revenues since our inception through September 30, 2009. We do not anticipate earning any significant revenues until such time as we can bring to the market a medical device product. We are presently in the development stage of our business and we can provide no assurance that we will be successful in developing any medical device products.

For the period inception through September 30, 2009, we generated no income. Since our inception on August 14, 2006 we experienced a net loss of $(79,881). Our loss was attributed to organizational expenses and entering into a exclusive option agreement for a medical device. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

For the fiscal year ending June 30, 2009, we experienced a net loss of $(13,190) as compared to a net loss of $(28,761) for the same period last year. The net loss for the year ending June 30, 2009 was attributed to professional fees of $7,410, research and development fees of $280 and auditing fees of $5,500. $ For the quarter ending September 30, 2009, we experienced a net loss of $(1,500) as compared to a net loss of $(50) for the same period last year. The net loss for the quarter ending September 30, 2009 was attributed to audit fees of $1,500. The majority of our expenses since our inception involved the costs related to the research and development of the central line catheter. These costs included entering into two option contracts ($46,000), with the Cleveland Clinic, and paying for catheter development costs (approximately $17,000). Our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.


Revenues
--------

We generated no revenues for the period from August 14, 2006 (inception) through September 30, 2009. We do not anticipate generating any revenues for at least 28 months.

Going Concern
-------------

Our ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and our ability to achieve and maintain profitable operations. The Company identified Interplex Medical LLC to help engineer the catheter design. We are up-to-date in paying Interplex for their services, and we do not owe them any monies. Management and the physician inventor believe that Interplex was unable to engineer a catheter design based on the required specifications. An officer of the Company contributed capital to pay for the Interplex bill, and as such the officer will not seek reimbursement.

Therefore, management plans to raise equity capital to finance the operating and capital requirements of the Company, once it has successfully identified an engineering firm that could design its proposed catheter so that it can be mass produced economically. Management does not plan on seeking outside capital until the catheter design problems have been resolved. Once the design issues have been solved, management plans to additionally capital as soon as it is feasibly possible to do so. While the Company is devoting its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. In the meantime, the sole officer of the Company has agreed to contribute capital to the Company, without seeking reimbursement from the Company, to keep the Company operational and maintain its fully reporting requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern.


Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.


Item 3. Properties.

Our corporate headquarters are located at 2235 E. Flamingo, Suite 114,
Las Vegas, NV 89119. This space consists of a unit within a commercial building that is also used by unrelated businesses. This space is being provided by the Company's director on a rent free basis. We believe our current office space is adequate for our immediate needs; however, as our operations expand, we may need to locate and secure additional office space.

Item 4. Security Ownership of Certain Beneficial Owners and Management.


The following table presents information, to the best of our knowledge, about the ownership of our common stock on October 27, 2009 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director. The percentage of beneficial ownership for the following table is based on 10,873,750 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after January 28, 2010 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EZJR's common stock.


                                                     Amount
Title     Name and Address                           of shares      Percent
of        of Beneficial                              held by          of
Class     Owner of Shares         Position           Owner          Class(1)
----------------------------------------------------------------------------
Common     T J Jesky (2)          Pres./Director     4,000,000       36.7%
Common     Mark DeStefano (3)     Shareholder        3,500,000       32.2%
---------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (1 person)                               4,000,000       36.7%

(1) The percentages listed in the Percent of Class column are based upon 10,873,750 issued and outstanding shares of Common Stock.
(2)  T J Jesky, 2235 E. Flamingo, Suite 114, Las Vegas, NV 89119.
(3)  Mark DeStefano, 500 N. Rainbow, Suite 300, Las Vegas, NV  89107.


Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

The following table sets forth certain information regarding our current directors and executive officers. Our executive officers serve two-year terms.

Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
T J Jesky                    62    President, Secretary and Director

The Company is managed by T J Jesky, who has 22-years experience in the pharmaceutical industry. He is a former Division Manager for Procter & Gamble Pharmaceuticals. He began his pharmaceutical career in 1973 with Norwich Pharmacal, whose headquarters were based in Norwich, New York. This company subsequently changed its name to Norwich Eaton, and in 1981 it was purchased by Procter & Gamble. Norwich Eaton subsequently changed its name to Procter & Gamble Pharmaceuticals. Mr. Jesky held various positions in the company, including but not limited to: District Manager, Key Account Manager, Hospital Manager, Region Manager, Division Manager for U.S., Canada and Puerto Rico. He resigned from Procter & Gamble in 1995. He became President, CEO and sole stockholder of Studebaker's, Inc. a restaurant/nightclub and real estate holding company in Arizona. He privately sold this business in 1997. In 1997 through 1998, he owned and operated a restaurant consulting business, named Ionosphere, Inc. In 1998, he resigned from the Company when it was acquired by Axonyx, Inc., which is currently trading on the NASDAQ National Market, under the name TorreyPines Therapeutics, Inc. From 1996 through 1999 he was President and Chairman of the Board of Boppers Holdings, Inc., a Nevada Corporation real estate business; he resigned from the Company when it was acquired by e-Smart Technologies, Inc. which is currently listed on the Pink Sheets. In August, 1998, Mr. Jesky founded Barrington Laboratories, Inc., he resigned from the Company when it was acquired by ModernGroove Entertainment, in January, 2001 and subsequently acquired by Immediatek, Inc. Immediatek is currently traded on the OTC-BB. From February, 2000 to March, 2007, he held the position as President/Director of Eaton Laboratories, Inc. In March, 2007, Eaton Laboratories was acquired by Hydrogen Hybrid Technologies, Inc, a Canadian-based firm which is currently traded on OTC-BB under the stock symbol HYHY. From inception to present, he has held the position as President/ Director of IVPSA Corporation. IVPSA Corporation was a subsidiary of Eaton Laboratories. IVPSA Corporation subsequently merged with EZJR, Inc.

(b) Family Relationships.

None.

(c) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past five years.

(d)  Affiliated Companies

The SEC reporting associated companies that two major shareholders of EZJR, Inc. have been affiliates are listed in the following table:


                                        Original     Original
Incorporation             Date of         SEC          Date
     Name              Incorporation     File #     of Filing     Status (1)
-------------          ------------    ----------   ---------     ----------
Eaton Laboratories      02/02/2000    333-76242      04/18/2006   Merger (2)

Basic Services, Inc.    03/28/2007    333-142739     05/09/2007   Merger (3)

Generic Marketing       07/19/2007    333-145132     08/06/2007   No Change (4)
Services

EZJR, Inc.              08/14/2006    000-53810                   No Change
formerly known as                     000-51861      07/28/2008
IVPSA Corporation


(1) Under Status "Merger" represents a merger has occurred and the company is now operating under a different management and a different business plan.

(2) On March 30, 2007, Eaton Laboratories was acquired by Hydrogen Hybrid Technologies, Inc.

(3) Basic Services was a dividend spin off of Eaton Laboratories that took place March 28, 2007. All of the shareholders of Eaton Laboratories received a one-for-one dividend share in Basic Services based on their pro-rata ownership in the Company. On October 26, 2007, Basic Services, Inc. was acquired by Adrenalina.

(4) Generic Marketing Services, Inc. was a subsidiary of Basic Services. All of the shareholders of Basic Services received a one-for-one dividend share in Generic Marketing Services based on their pro-rata ownership in the Company. Generic Marketing Services continues to operate with its original management under its original business plan. On October 7, 2008, Generic Marketing Services changed its corporate name to Total Nutraceutical Solutions.

(5) EZJR, Inc., formerly known as IVPSA Corporation, was a dividend spin off of Eaton Laboratories that took place November 1, 2006. All of the shareholders of Eaton Laboratories received a one-for-one dividend share in IVPSA Corporation based on their pro-rata ownership in the Company.

None of the above companies generated any revenue before the change-in-control transaction.

Item 6. Executive Compensation.

The Company's sole officer and sole director have not received any cash remuneration or compensation since inception.


Summary Compensation Table
--------------------------

                                                             All
                             Fiscal                         Other
                             Year                           Compen-
                             Ending  Salary Bonus  Awards   sation    Total
Name and Principal Position  June 30  ($)    ($)    ($)       ($)      ($)
----------------------------------------------------------------------------
T J Jesky          CEO/Dir.  2009    -0-    -0-      -0-     -0-        -0-
                             2008    -0-    -0-      -0-     -0-        -0-
                             2007    -0-    -0-      -0-     -0-        -0-

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through fiscal year end June 30, 2009.


Outstanding Equity Awards at Fiscal Year-Ending June 30, 2009
-------------------------------------------------------------

We did not have any outstanding equity awards as of June 30, 2009.

Option Exercises for Fiscal Year-Ending June 30, 2009
-----------------------------------------------------

There were no options exercised by our named executive officer in fiscal year ending June 30, 2009.

Potential Payments upon Termination or Change in Control
--------------------------------------------------------

We have not entered into any compensatory plans or arrangements with respect to our named executive officer, which would in any way result in payments to such officer because of his resignation, retirement, or other termination of employment with us or our subsidiaries, or any change in control of, or a change in his responsibilities following a change in control.

Director Compensation
---------------------

We did not pay our directors any compensation during fiscal years ending June 30, 2009 or June 30, 2008.

Item 7. Certain Relationships and Related Transactions, and Director
Independence.

When we acquired and purchased EZJR, in July, 2008, the CEO of the original EZJR owned one hundred (100) shares of IVPSA, out of 10,873,750 issued and outstanding shares. When we acquired purchased the original EZJR, the CEO of EZJR cancelled all of his shares in the original EZJR and resigned his position as director and officer of the original EZJR. He still owns one hundred (100) shares of the Company.

The Company does not lease or rent any property. Office space is being provided by the Company's director on a rent free basis. The Company believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer/director has contributed approximately $78,000 to keep the Company in operation since its inception, and intends to contribute additional capital to keep the Company fully reporting and operational for the next twelve
(12) months, without seeking reimbursement for funds contributed.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

(a) Market Information

EZJR Common Stock, $0.001 par value, is traded on the OTC-Bulletin Board under the symbol: EZJR. The stock was cleared for trading on the OTC-Bulletin Board on June 22, 2009.

Since the Company has been cleared for trading, through October 6, 2009, there have been no trades of the Company's stock. There are no assurances that a market will ever develop for the Company's stock.

(b) Holders of Common Stock

As of September 23, 2008, there were approximately 100 holders of record of our Common Stock and 10,873,750 shares outstanding.

(c) Dividends

In the future we intend to follow a policy of retaining earnings, if any, to finance the growth of the business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends on the Common Stock will be the sole discretion of board of directors and will depend on our profitability and financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors deemed relevant.

(d) Securities Authorized for Issuance under Equity Compensation Plans

There are no outstanding grants or rights or any equity compensation plan in place.

(e)  Recent Sales of Unregistered Securities

The Company did not issue any shares during the fiscal years ended
June 30, 2009 or June 30, 2008, or through the quarter ending September 30,
2009.

(f)  Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the years ended June 30, 2009 or June 30, 2008, or through the quarter ending September 30, 2009.

Item 10. Recent Sales of Unregistered Securities.

EZJR, Inc. was a wholly-owned subsidiary of Eaton Laboratories. The shares of EZJR were issued to each of Eaton's shareholders as a spin-off dividend of Eaton Laboratories, Inc. in October, 2006. There have been no other issuances of stock.

The Company did not issue any shares during the fiscal years ended June 30, 2009, June 30, 2008 or June 30, 2007, or through the quarter ending September 30, 2009. No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.


Item 11. Description of Registrant's Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 75,000,000 shares of capital stock, of which 70,000,000 are shares of Common Stock and 5,000,000 are shares of Preferred Stock. As of October 27, 2009, 10,873,750 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.


Fiscal Year ending June 30, 2009 (audited)
------------------------------------------

                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1a
Balance Sheets                                                     F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a-5a
Statements of Cash Flows                                           F-6a
Notes to Financials                                                F-7a
------------

For Quarter ending September 30, 2009 (unaudited)
-------------------------------------------------

Balance Sheets                                                     F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-3b
Notes to Financials                                                F-4b

*Page F-1 follows page 35 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

(a) Dismissal of Moore & Associates, Chartered

On August 27, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore and Associates, Chartered because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

On August 11, 2009 (the "Dismissal Date"), the Board of Directors of EZJR, Inc. (the "Registrant") voted to terminate its relationship with Moore & Associates, Chartered, as its independent registered public accounting firm.

The reports of Moore & Associates, Chartered on the audited financial statements of the Registrant for the fiscal years ended June 30, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except a going concern qualification in its audit report dated September 23, 2008 on the Registrant's financial statements for the fiscal years ended June 30, 2008 and June 30, 2007.

During the Registrant's two most recent fiscal years, the subsequent interim periods thereto, and through the Dismissal Date, there were no disagreements (as defined in Item 304 of Regulation S-K) with Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, Chartered, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Registrant's two most recent fiscal years, the subsequent interim periods thereto, and through the Dismissal Date, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company was unable to obtain an Exhibit 16 letter for this amended Form 10 because Moore and Associates, Chartered stated that they will not be providing the requested letter.


(b)  Engagement of Seale and Beers, CPAs

On August 11, 2009 (the "Engagement Date"), the Registrant's Board of Directors approved the appointment of Seale and Beers, CPAs as the Registrant's independent registered public accounting firm. During the Registrant's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Registrant nor anyone on its behalf consulted the Current Accountants regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to
Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 32.

(b) Exhibits.

                                                 Incorporated by reference
                                                 -------------------------

                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
------------------------------------------------------------------------------
2.1        Acquisition and Plan of              10    6/30/09   2.1   10/29/09
           Merger between EZJR, Inc.
           and IVPSA Corporation
           dated July 25, 2008
------------------------------------------------------------------------------
3.1        Articles of Incorporation,           10    6/30/09   3.1   10/29/09
           as currently in effect
------------------------------------------------------------------------------
3.2        Bylaws                               10/A  9/30/09   3.2   12/21/09
           as currently in effect
------------------------------------------------------------------------------
3.3        Articles of Merger                   10    6/30/09   3.3   10/29/09
           between EZJR, Inc. and
           IVPSA Corporation
------------------------------------------------------------------------------
10.1       Exclusive Option Agreement           10    6/30/09  10.1   10/29/09
           between IVPSA Corporation
           and the Cleveland Clinic,
           dated March 15, 2007
------------------------------------------------------------------------------
10.2       Extension of Exclusive               10    6/30/09  10.2   10/29/09
           Option Agreement between
           IVPSA Corporation and
           the Cleveland Clinic,
           dated April 14, 2008.
------------------------------------------------------------------------------
23.1       Consent Letter from Seale            10/A  9/30/09   3.2   12/21/09
           and Beers, CPAs
------------------------------------------------------------------------------
23.2       Consent Letter from Seale      X
           and Beers, CPAs
------------------------------------------------------------------------------

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 28, 2010                EZJR, Inc.
       ----------------
                                       By:  /s/  T J Jesky
                                       ---------------------
                                                 T J Jesky
                                                 President, Secretary
                                                 Director
                                                 Principal Executive Officer

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
EZJR, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of EZJR, Inc. (A Development Stage Company) as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, and for the period from inception on August 14, 2006 through June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EZJR, Inc. (A Development Stage Company) as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, and for the period from inception on August 14, 2006 through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $78,381, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs, LLC
------------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    October 10, 2009

Except for Notes 1, 7, and 9 the date is December 18, 2009, and for Notes 2 and 6 the date is January 28, 2010.

                50 South Jones Blvd. Suite 202, Las Vegas, NV 89107
                        (888) 727-8251 Fax (888) 782-2351

                                      F-1a

                                  EZJR, Inc.
                        (A Development Stage Company)
                                Balance Sheets

                                               June 30,       June 30,
                                                 2009           2008
                                              -----------   -------------
ASSETS

Current assets:
   Funds in escrow                            $         -   $      7,500
   Prepaid expenses                           $     3,500   $          -
                                              -----------   -------------
     Total current assets                           3,500          7,500
                                              ------------  -------------
TOTAL ASSETS                                  $     3,500   $      7,500
                                              ===========   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                           $     1,480   $     15,757
   Accrued expense                                  2,500              -
                                              ------------  -------------
     Total liabilities                              3,980         15,757
                                              ------------  -------------

Stockholders' equity:
   Preferred stock, $0.001 par value,
     5,000,000 shares authorized,
     none issued                                        -              -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares and
     and 10,873,750 issued and outstanding
     as of 6/30/09 and 6/30/08 respectively        10,873         10,873
   Additional paid-in capital                      67,028         46,061
   (Deficit) accumulated during development
    stage                                         (78,381)       (65,191)
                                              ------------  -------------
     Total stockholders' equity                      (480)        (8,257)
                                              ------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $     3,500   $      7,500
                                              ============  =============

   The accompanying notes are an integral part of these financial statements.

                                      F-2a

                                  EZJR, Inc.
                        (A Development Stage Company)
                          Statements of Operations


                                                        August 14,
                                  For the years            2006
                                 ended June 30,       (inception) to
                            ------------------------      June 30,
                                2009         2008           2009
                            -----------  -----------   --------------
REVENUE                     $         -  $        -    $           -
                            -----------  -----------   --------------

EXPENSES:
  Audit fees                     5,500        1,500            7,000
  Incorporating fees                 -            -              430
  Option contract                    -       10,000           46,000
  Professional fees              7,410          504            7,914
  Research & Development           280       16,757           17,037
                            -----------  -----------   --------------
   Total expenses               13,190       28,761           78,381
                            -----------  -----------   --------------

Net (loss) before income
 taxes                         (13,190)     (28,761)         (78,381)

Income tax expense                   -             -               -
                            -----------  -----------   --------------

NET (LOSS)                  $  (13,190)  $  (28,761)   $     (78,381)
                            ===========  ===========   ==============

NET (LOSS) PER COMMON
 SHARE                      $    (0.00)  $    (0.00)
                            ===========  ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING  10,873,750   10,873,750
                            ===========  ===========


  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                                 EZJR, Inc.
                       (A Development Stage Company)
                    Statements of Stockholders' Deficit


                                                    (Deficit)
           Preferred                                Accumulated
             Stock        Common Stock   Additional  During
         ------------- ------------------ Paid-in   Development
         Shares Amount   Shares   Amount  Capital    Stage         Total
         ------ ------ ---------- ------- -------- ---------- --------------
August 14,
2006
Contributed
capital (cash)                             36,430                    36,430

August 14,
2006
stock issued
as a dividend
from Eaton
Laboratories
at $0.001
per share              10,873,750  10,873 (10,873)                        -

Net (loss)
for the
year ended
June 30,
2007                                                 (36,430)       (36,430)
         ------ ------ ---------- ------- -------- ---------- --------------

Balance,
June 30,
2007          -      - 10,873,750  10,873   25,557   (36,430)             -

February 2008
Contributed
capital (cash)                               2,500                    2,500

April 2008
Contributed
capital (cash)                              10,000                   10,000

June 2008
Contributed
capital (cash)                               8,004                    8,004


                                      F-4a


                                 EZJR, Inc.
                       (A Development Stage Company)
               Statements of Stockholders' Deficit (Continued)


                                                    (Deficit)
           Preferred                                Accumulated
             Stock        Common Stock   Additional  During
         ------------- ------------------ Paid-in   Development
         Shares Amount   Shares   Amount  Capital    Stage         Total
         ------ ------ ---------- ------- -------- ---------- --------------
Net (loss)
for the
year ended
June 30,
2008                                                 (28,761)       (28,761)
         ------ ------ ---------- ------- -------- ---------- --------------

Balance,
June 30,
2008          -     -  10,873,750  10,873  46,061    (65,191)        (8,257)

September
2008
Contributed
capital (cash)                               1,500                     1,500

December
2008
Contributed
capital (cash)                              19,467                    19,467

Net (loss)
for the
year ended
June 30,
2009                                                  (13,190)       (13,190)
         ------ ------ ---------- ------- -------- ----------- --------------

Balance,
June 30,
2009          - $    - 10,873,750 $10,873 $67,028  $  (78,381) $        (480)
         ====== ====== ========== ======= ======== =========== ==============






  The accompanying notes are an integral part of these financial statements.

                                      F-5a

                                EZJR, Inc.
                       (A Development Stage Company)
                          Statements of Cash Flows


                                                                 August 14,
                                         For the years              2006
                                         ended June 30,        (inception) to
                                     ------------------------     June 30,
                                          2009       2008           2009
                                     -----------  -----------  --------------
OPERATING ACTIVITIES:
Net (loss)                           $  (13,190)  $  (28,761)  $     (78,381)
Adjustments to reconcile net loss
 to net cash provided (used) by
 operating activities:
   (Increase) in prepaid expense         (3,500)           -          (3,500)
   (Decrease) increase in accounts
      payable                           (14,277)      15,757           1,480
   Increase in accrued expense            2,500            -           2,500
                                     -----------  -----------  --------------
Net cash (used) by operating
  activities                            (28,467)     (13,004)        (77,901)
                                     -----------  -----------  --------------

FINANCING ACTIVITIES:
Contributed capital                      20,967       20,504          77,901
                                     -----------  -----------  --------------
Net cash provided by financing
  activities                             20,967       20,504          77,901
                                     -----------  -----------  --------------

NET INCREASE (DECREASE) IN CASH          (7,500)       7,500               -
CASH AND EQUIVALENTS - BEGINNING          7,500            -               -
                                     -----------  -----------  --------------
CASH AND EQUIVALENTS - ENDING        $        -   $    7,500   $           -
                                     ===========  ===========  ==============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                     $        -   $        -   $           -
                                     ===========  ===========  ==============
   Income taxes paid                 $        -   $        -   $           -
                                     ===========  ===========  ==============
   Non-cash transactions             $        -   $        -   $           -
                                     ===========  ===========  ==============

  The accompanying notes are an integral part of these financial statements.

                                      F-6a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 1.   General Organization and Business

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a wholly owned subsidiary of Eaton Laboratories, Inc., a Nevada corporation. Eaton Laboratories was incorporated February 2, 2002, and, at the time of spin off was listed on the Over the Counter Bulletin Board.

The directors of Eaton Laboratories approved a spin off of its IVPSA subsidiary in the form of a stock dividend as of November 1, 2006 (the "Record Date").
The record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA Corporation stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. Since IVPSA's business was related to developing medical devices and Eaton's business was related to developing generic pharmaceutical products, the Eaton directors decided it was in the best interest of Eaton and IVPSA's shareholders to spin off IVPSA to minimize any potential of conflict of interest, in accessing funding.

The spin-off transaction was accomplished by the distribution of certain intellectual property, representing industry contacts, third party relationships and trade secrets. It did not include the transfer of any hard assets or liabilities. This spin off was valued at par value since the company held no assets, was uncertain as to future benefit, the stock was not trading, and the company did not yet receive a stock symbol.

Eaton retained no ownership in IVPSA Corporation following the spin off. IVPSA Corporation is no longer a subsidiary of Eaton Laboratories.

On July 25, 2008, EZJR, Inc., a Nevada corporation and IVPSA Corporation, entered into an Acquisition Agreement and Plan of Merger whereby IVPSA acquired all of the outstanding stock of EZJR, Inc. in a transaction where
IVPSA was the successor corporation.   At the time of the acquisition, the
original EZJR, Inc. had no assets, liabilities or any cash flows. Upon the merger of the two entities, IVPSA changed its corporate name to EZJR, Inc. The business plan of the original EZJR was to find a merger candidate or business acquisition transaction to take over its fully reporting requirements.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company plans to develop and market medical devices.


                                      F-7a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 2.    Summary of Significant Accounting Practices

The Company has assets of $3,500 in prepaid expenses and liabilities of $3,980 as of June 30, 2009. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Research and development costs
------------------------------
Research and development costs are expensed as incurred. The amounts of costs expensed for the years ended September 30, 2009 and 2008, were $280 and $16,757, respectively.

Revenue recognition
-------------------
The Company applies the provision of SEC Staff Accounting Board ("SAB")
No. 104, Revenue Recognition. SAB No. 104, which supersedes SAB No. 101, Revenue Recognition in Financial Statements, provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies.
The Company recognizes revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from August 14, 2006 (inception) to June 30, 2009, the Company has not recognized any revenues.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

                                      F-8a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Year-end
--------
The Company originally selected December 31 as its year-end. On March 31, 2008 the board of directors and majority of shareholders accepted a change of the year-end to June 30.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As shown in the accompanying financial statements, the Company is a development stage company with no history of operations, limited assets, and has incurred operating losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, commence operations, provide competitive services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings. There is no assurance that the Company will be successful in raising additional funds.




                                      F-9a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 4 - Stockholders' equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

The Company was a subsidiary of Eaton Laboratories, Inc. On November 1, 2006, the record shareholders of Eaton received a spin off dividend of one
(1) common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned.

As of June 30, 2009, EZJR, Inc. has 10,873,750 of its common stock issued and outstanding and none of its preferred stock issued nor outstanding.

There have been no other issuances of common stock.


NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office space is being provided by the Company's director on a rent free basis. The amount is not considered material to the financial statements. The Company believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company is not compensated for his services. The Company does not anticipate paying compensation to any officer/director until the Company can generate a profit on a regular basis. Further, the executive officer/director of the Company has no plans to take any salary until the Company can generate a profit on a regular basis.
There are no Employment Agreements in place, and the sole officer/director will not be compensated for services previously provided. He will receive no accrued remuneration.

The sole officer/director has contributed funds to the operations of the Company, in order to keep it fully reporting and operational for the next twelve (12) months, without seeking reimbursement for funds contributed.

                                      F-10a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 6.  Exclusive Option Agreement

The Company entered into an "Exclusive Option Agreement" with the Cleveland Clinic, Cleveland, Ohio, on March 15, 2007 to investigate and conduct due diligence with respect to the commercial viability of the licensable technology prior to executing a formal License Agreement. The Company paid the Cleveland Clinic, a nonrefundable fee of $36,000 for a one year Option Agreement and another $10,000 nonrefundable fee to extend the option
agreement for another year.   The agreement terminated in March, 2009.
This was accounted on our Statement of Operations as an Option Contract. The expense was recognized when incurred.


NOTE 7.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 8.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

                                      F-11a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements

June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS
166"). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. Management is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R) ("SFAS 167"). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. Management is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.


                                     F-12a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements (Continued)

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). Under SFAS No. 168 the "FASB Accounting Standards Codification" ("Codification") will become the source of authoritative
U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company's interim quarterly period beginning July 1, 2009. Management is currently evaluating the potential impact this standard may have on its financial position, but does not believe the impact of the adoption will be material.

In June 2009, the Securities and Exchange Commission's Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. (revised
2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.




                                      F-13a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS (R)-1, Accounting for
Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability's fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss. This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the six months ended June 30, 2009.




                                     F-14a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise's involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company adopted this FSP effective January 1, 2009. The adoption of the FSP had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)- 1"). FSP FAS 132(R)-1 requires additional fair value disclosures about employers' pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active," ("FSP FAS 157-3"), which clarifies application of SFAS 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 had no impact on the Company's results of operations, financial condition or cash flows.

                                     F-15a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements (Continued)

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and FASB Interpretation 46 (revised December 2003), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51," as well as other modifications. While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company's financial statements. The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.



                                     F-16a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements (Continued)

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No.
110 regarding the use of a "simplified" method, as discussed in SAB No.
107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for

                                     F-17a

                                   EZJR, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 June 30, 2009


NOTE 9.   Recent Pronouncements (Continued)

"plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), "Business Combinations". This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.
This Statement establishes principles and requirements for how the acquirer:
(a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March
1, 2009.   It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                                      F-18a

                                  EZJR, Inc.
                        (A Development Stage Company)
                                Balance Sheets

                                             September 30,
                                                 2009         June 30,
                                              (Unaudited)       2009
                                              -----------   -------------
ASSETS

Current assets:
   Funds in escrow                            $         -   $          -
   Prepaid expenses                           $       500   $      3,500
                                              -----------   -------------
     Total current assets                             500          3,500
                                              ------------  -------------
TOTAL ASSETS                                  $       500   $      3,500
                                              ===========   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                           $     1,480   $      1,480
   Accrued expense                                  1,000          2,500
                                              ------------  -------------
     Total liabilities                              2,480          3,980
                                              ------------  -------------

Stockholders' equity:
   Preferred stock, $0.001 par value,
     5,000,000 shares authorized,
     none issued                                        -              -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares and
     and 10,873,750 issued and outstanding
     as of 6/30/09 and 6/30/08 respectively        10,873         10,873
   Additional paid-in capital                      67,028         67,028
   (Deficit) accumulated during development
    stage                                         (79,881)       (78,381)
                                              ------------  -------------
     Total stockholders' equity                    (1,980)          (480)
                                              ------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $       500   $      3,500
                                              ============  =============

   The accompanying notes are an integral part of these financial statements.

                                     F-1b

                                  EZJR, Inc.
                        (A Development Stage Company)
                          Statements of Operations
                                 (Unaudited)

                                                         August 14,
                              For the three months          2006
                               ended September 30,     (inception) to
                            ------------------------    September 30,
                                2009         2008           2009
                            -----------  -----------   --------------
REVENUE                     $         -  $        -    $           -

EXPENSES:
  Audit fees                     1,500            -            8,500
  Incorporating fees                 -            -              430
  Option contract                    -            -           46,000
  Professional fees                  -           50            7,914
  Research & Development             -            -           17,037
                            -----------  -----------   --------------
   Total expenses                1,500           50           78,381
                            -----------  -----------   --------------

Net (loss) before income
 taxes                          (1,500)         (50)         (79,881)

Income tax expense                   -            -                -
                            -----------  -----------   --------------

NET (LOSS)                  $   (1,500)  $      (50)   $     (79,881)
                            ===========  ===========   ==============

NET (LOSS) PER COMMON
 SHARE                      $    (0.00)  $    (0.00)
                            ===========  ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING  10,873,750   10,873,750
                            ===========  ===========


  The accompanying notes are an integral part of these financial statements.

                                      F-2b

                                EZJR, Inc.
                       (A Development Stage Company)
                          Statements of Cash Flows
                               (Unaudited)

                                                                  August 14,
                                       For the three months          2006
                                        ended September 30,     (inception) to
                                     ------------------------    September 30,
                                         2009         2008           2009
                                     -----------  -----------   --------------
OPERATING ACTIVITIES:
Net (loss)                           $   (1,500)  $      (50)   $     (79,881)
Adjustments to reconcile net loss
 to net cash provided (used) by
 operating activities:
   (Increase) Decrease in
      prepaid expense                     3,000            -             (500)
   (Decrease) increase in accounts
      payable                                 -       (1,450)           1,480
   Increase (Decrease) in
      accrued expense                    (1,500)           -            1,000
                                     -----------  -----------   --------------
Net cash (used) by operating
  activities                                  -       (1,500)         (77,901)
                                     -----------  -----------   --------------

FINANCING ACTIVITIES:
Contributed capital                           -        1,500           77,901
                                     -----------  -----------   --------------
Net cash provided by financing
  activities                                  -        1,500           77,901
                                     -----------  -----------   --------------

NET INCREASE (DECREASE) IN CASH               -            -                -
CASH AND EQUIVALENTS - BEGINNING              -        7,500                -
                                     -----------  -----------   --------------
CASH AND EQUIVALENTS - ENDING        $        -   $    7,500    $           -
                                     ===========  ===========   ==============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                     $        -   $        -    $           -
                                     ===========  ===========   ==============
   Income taxes paid                 $        -   $        -    $           -
                                     ===========  ===========   ==============
   Non-cash transactions             $        -   $        -    $           -
                                     ===========  ===========   ==============

  The accompanying notes are an integral part of these financial statements.

                                      F-3b

                                  EZJR, Inc.
                         (a Development Stage Company)
                                    Notes
                              September 30, 2009
                                  (Unaudited)

Note 1 - Basis of Presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the period ended June 30, 2009 and notes thereto included in the Company's 10-K annual statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.


Note 2 - Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2009, the Company has not recognized revenue to date and has accumulated operating losses of approximately $79,881 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.



                                      F-4b

                                  EZJR, Inc.
                         (a Development Stage Company)
                                    Notes
                              September 30, 2009
                                  (Unaudited)


Note 3 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.










                                      F-5b